UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 1, 2026

FIRSTSUN CAPITAL BANCORP
(Exact name of registrant as specified in its charter)

Delaware	001-42175	81-4552413
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1400 16th Street, Suite 250
Denver, Colorado 80202
(Address of principal executive offices and zip code)

(303) 831-6704
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, $0.0001 Par Value	FSUN	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR § 230.405) or 12b-2 of the Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
On July 1, 2026, based on the recommendation of our Compensation and Succession Committee (the “Compensation Committee”), the board of directors of FirstSun Capital Bancorp (“FirstSun”) approved the Executive Annual Incentive Plan (the “Annual Incentive Plan”). Under the Annual Incentive Plan, each year, the Committee will select key performance objectives from a set of key measurable performance goals which include, but are not limited to, the following criteria on an actual, adjusted or operating basis (each, a “Performance Measure” and collectively, the “Performance Measures”), which will be used to determine the actual cash incentive payment to be awarded to participants in the plan upon the achievement of the Performance Measures:
•Asset and credit quality metrics;
•Balance sheet growth and/or composition (e.g. loans, deposits, securities, etc.);
•Cash earnings;
•Cash earnings per share (net of or including dividends);
•Capital expenditures;
•Capital ratios;
•Cash flow (before or after dividends);
•Cash flow return on investment;
•Cost control or cost saving levels;
•Customer service/satisfaction, satisfaction based on specified objective goals or a Company-sponsored customer survey;
•Earnings;
•Economic value added measurements;
•Employee turnover;
•Efficiency ratio;
•Expense or cost levels;
•Interest income;
•Liquidity;
•Margins;
•Market share or market penetration with respect to specific designated products or services, product or service groups and/or specific geographic areas;
•Market-spending efficiency;
•Net income (before or after taxes, interest, depreciation, and/or amortization);
•Net income per share;
•Net interest margin;
•Net revenue growth and ratio to earning assets;
•Non-interest expense;
•Non-interest income;
•Profit;
•Productivity ratios;
•Reduction of losses, loss ratios, expense ratios or fixed costs;
•Return on assets;
•Return on capital (including return on total capital or return on invested capital);
•Return on equity;
•Return on tangible equity;
•Return on investment;
•Revenues;
•Stockholder value added;
•Share price (including without limitation, growth measures, total stockholder return or comparison to indices); and
•Such other business criteria as the Committee may determine to be appropriate, which may include financial and nonfinancial performance goals.
Each year, the Compensation Committee will select eligible executives who will participate in the Annual Incentive Plan and will set the amount of each participant’s Threshold Award, Target Award and Maximum Award (each as defined in the Annual Incentive Plan) that can be awarded under the Annual Incentive Plan, determined by a dollar amount or as a percentage of the participant’s base salary. As noted above, the Compensation Committee will also establish one or more Performance Measures and a formula to determine the amount of the award that will be earned at different levels of achievement of the Performance Measures.
The Annual Incentive Plan is administered by the Compensation Committee, which has full authority, among other things, to designate participants; construe and interpret the plan; waive, prospectively or retroactively, any conditions of or rights of FirstSun under any award; increase or decrease the payout due under any award; and make all other determinations and take all other actions necessary under the plan. Any authority granted to the Compensation Committee may also be exercised by the full Board. Under the Annual Incentive Plan, except in the case of death, disability or retirement, or as may otherwise be approved by the Compensation Committee or as specifically set forth in a written employment agreement between a participant and FirstSun, no incentive payment will be awarded under the Annual Incentive Plan if the participant is not employed on the date payment is made for a particular performance period.
The foregoing description of the Annual Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the Annual Incentive Plan, which is incorporated herein by reference as Exhibit 10.1.

Item 9.01     Financial Statements and Exhibits.
(d) The following exhibit index lists the exhibits that are either filed or furnished with this Current Report on Form 8-K:
EXHIBIT INDEX

Exhibit Number	Description
10.1	FirstSun Capital Bancorp Executive Annual Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTSUN CAPITAL BANCORP

Date: July 1, 2026	By:	/s/ Neal E. Arnold
	Name:	Neal E. Arnold
	Title:	Chief Executive Officer and President